                                  EXHIBIT 10.12
                     SOFTWARE DISTRIBUTION LICENSE AGREEMENT





                     SOFTWARE DISTRIBUTION LICENSE AGREEMENT

                                     BETWEEN

                             IQ SOFTWARE CORPORATION

                                       AND

                             SALESLOGIX CORPORATION

                                Table of Contents

ARTICLE I.        DEFINITIONS.....................................................................................1

ARTICLE II.       LICENSES........................................................................................1

ARTICLE III.      CONSIDERATION...................................................................................2

ARTICLE IV.       KNOWLEDGEBASE OF LICENSOR PROGRAM...............................................................2

ARTICLE V.        MAINTENANCE.....................................................................................2

ARTICLE VI.       MISCELLANEOUS...................................................................................3


Schedules

Schedule A:       Licensor Software

Schedule B:       Licensee Software

Schedule C:       License and Documentation Fees

Schedule D:       Maintenance Fees

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
                     SOFTWARE DISTRIBUTION LICENSE AGREEMENT

THIS SOFTWARE DISTRIBUTION LICENSE AGREEMENT ("Agreement") made as of this 30th day of October 1997, by and between IQ Software Corporation, a Georgia corporation ("Licensor") and SalesLogix Corporation a Delaware corporation (hereinafter referred to as "Licensee").

WHEREAS, Licensor has developed certain software programs; and

WHEREAS, Licensee desires to acquire a nonexclusive license and right to sublicense such software programs of Licensor for use by customers of Licensee for use with certain software programs of Licensee.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

1.01 LICENSOR SOFTWARE. "Licensor Software" shall mean the software program(s) of Licensor described in Schedule A attached hereto and all modifications, improvements and enhancements of such software program(s) hereafter released as such by Licensor in its sole discretion, but shall not include software programs of Licensor which are marketed by it as new or different software programs from the software programs listed on Schedule A- The parties, by written agreement may hereafter add or remove software program(s) from Schedule A and Schedule A, effective with such change, shall be so amended.

1.02 LICENSEE SOFTWARE. "Licensee Software" shall mean the software program(s) of Licensee described in Schedule B attached hereto and all enhancements, modifications and improvements thereof hereafter released by Licensee, but shall not include software programs of Licensee which are marketed by it as new or different software programs from the software programs listed on Schedule B. The parties, by written agreement, may hereafter add or remove software programs from Schedule B and Schedule B, effective with such change, shall be so amended.

1.03 DOCUMENTS. "Documents" shall mean operating instructions and instructional and other documentation, including all guides and manuals released by Licensor with respect to the Licensor Software.

                                  ARTICLE II.
                                    LICENSES

2.01 GRANT - LICENSE. Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive, worldwide license to market, distribute and license the Licensor Software directly to enduser customers or indirectly to enduser customers through Licensee's existing and future authorized distribution channels, including Licensee's "Business Partners' and any future OEM partners, resellers or similar distributors with whom Licensee may contract for the distribution of the Licensee Software (collectively, "OEM Partners"). In addition, Licensor hereby grants to Licensee and its OEM Partners a non-exclusive, worldwide, non-transferable license to reproduce Licensor Software in conjunction with the licenses granted Licensee and its OEM Partners under this agreement These licenses are limited to the license or sale of Licensor Software as bundled with and integrated into the Licensee Software, or as an add-on offered to enduser customers who are existing licensees of the Licensee Software for use with the Licensee Software. These licenses are granted in exchange for the consideration in Article III. In addition, Licensor grants to Licensee and its OEM Partners the royalty-free right to use the Licensor Software in conjunction with Licensee Software for internal purposes, compatibility testing, support of Licensee Software that contains the Licensor Software, and customer demonstrations, and/or evaluation licenses.

2.02 GRANT - DOCUMENTS. Licensor hereby grants to Licensee, and Licensee hereby accepts, a nonexclusive worldwide right and license to use the Documents with the right to grant nonexclusive, nontransferable sublicenses to OEM Partners and endusers to use the Documents in conjunction with the Licensor Software. The Documents may be incorporated into enduser documents distributed by Licensee provided Licensors copyright notice is retained.

                                  ARTICLE III.
                                  CONSIDERATION

3.01 (a) LICENSE FEE. Licensee shall pay Licensor for the licenses and rights to use and to grant sublicenses of the Licensor Software the amounts set forth in Schedule C for each sublicense granted to an enduser (by Licensee or an OEM Partner) to use the Licensor Software. Each such sublicense of a copy of the Licensor Software constitutes a single sublicense or sale for determining the number of copies licensed and/or sold.

3.02 DOCUMENT CHARGES. Licensee shall, in addition, pay Licensor for each copy of a Document furnished by Licensor, in accordance with the amounts set forth in Schedule C. Licensee shall have the right to reproduce the then current version of the Documents in full without charge only for use and licensing as hereinabove provided. Such copies shall contain all copyright and proprietary notices of Licensor contained therein. Licensor shall provide Licensee with an electronic version of its Documents.

3.03 MEDIA. The Licensor Software will be furnished by Licensor to Licensee only in machine readable (object code) form on diskettes or other appropriate electronic media.

3.04 PAYMENTS. (a) A sublicense of Licensor Software is granted, for purposes of determining the license fees payable, at the earlier of the time the copy of Licensor Software is shipped by Licensee or the OEM Partner to the sublicensee. Except as provided in Schedule C, payment of all license fees due Licensor hereunder for a calendar quarter shall be payable within thirty (30) days after the last day of the preceding calendar quarter. Each payment shall be accompanied by a list of names and addresses of the sublicensees of the Licensor Software and the number of sublicenses granted to each sublicensee including by the OEM Partner during the preceding calendar quarter. (b) Charges for copies of Documents, if any, shall be invoiced by Licensor and shall be payable by Licensee within thirty (30) days after receipt of invoice by Licensee. (c) In the event of a default in any payment Licensor may request payment of such fees and charges in advance of shipment by Licensee to its agents or to the sublicensees.

                                  ARTICLE IV.
                        KNOWLEDGEBASE OF LICENSOR PROGRAM

4.01 INCLUSION OF IQ KNOWLEDGEBASE. Licensee shall add the KnowledgeBase to all copies of the Licensor Program prior to the furnishing of such copy of the Licensor Software to a sublicensee as herein permitted. It shall be the sole responsibility of Licensee promptly to finalize and update the KnowledgeBase in any software program previously sublicensed by Licensee, without charge to Licensor.

4.02 DISTRIBUTION OF KNOWLEDGEBASE ADMINISTRATOR PROGRAM. Licensee shall grant sublicenses to use the KnowledgeBase Administrator Program, which is a component of the IQ/Objects Administrator Edition, in accordance with paragraph 2.01. Sublicensee's use of KnowledgeBase Administrator program shall only be for altering the data dictionary for use with the Licensee Software listed on Schedule B.

                                   ARTICLE V.
                                   MAINTENANCE

5.01 MAINTENANCE. Licensor will provide to Licensee maintenance and support services as hereinafter set forth for the most current version of each Licensor Software program. The period for the rendering of such services shall be annual and shall be automatically renewed for an additional year unless Licensee gives at least thirty (30) days prior written notice to Licensor that such maintenance and support services are not to be renewed. Licensor shall offer for purchase maintenance and support services for the most current version of Licensor Software for at least three years from the effective date; Licensor may thereafter discontinue offering maintenance and support for the Licensor Software upon six (6) months prior written notice.

5.02 MAINTENANCE FEES. The maintenance and support fees for each Licensor Software program shall be determined and paid as provided in Schedule D. Fees for maintenance and support shall be invoiced by Licensor monthly and shall be payable by Licensee within thirty (30) days after receipt of invoice by Licensee.

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
5.03 MAINTENANCE SERVICES. As long as the Licensor Software program is to be maintained and supported by Licensor hereunder

         (i) Licensor shall correct any variance between the specifications set forth in the Documents and the Licensor Software program which the Licensee so advises Licensor during the period for which maintenance and support is to be provided hereunder for such Licensor Software program which can be corrected with reasonable effort including the correction of the software code. Licensor shall distribute to Licensee one copy of such corrected program or patches as soon as it is available. Licensee shall be responsible for effecting such changes and corrections in each copy of the applicable Licensor Program sublicensed by Licensee. Licensor will respond to Licensee's request for maintenance and support services within a reasonable time considering all circumstances at the time of the request including the nature of the service or support required. Such maintenance and support service does not include on-site maintenance or support which, subject to availability of personnel, will be offered to Licensee at a separate charge.

         (ii) Licensor shall provide support and maintenance services via telephone to Licensee. Telephone support is defined as "answering questions requiring a reasonable amount of time, usually during the same telephone call". This telephone support will be available Monday through Friday, holidays excluded, from 8:00 a.m. to 8:00 p.m. Eastern time.

         (iii) Licensor shall promptly make available to Licensee all modifications and improvements to the Licensor Software generally released by Licensor to other Licensor OEMs that are similar to Licensee. Modifications and improvements may include but are not limited to:

                  (x) System Updates: Versions of the appropriate Licensor Software which operate under new releases of the computer manufacturer's operating system.

                  (y) Computer Program Modifications: Versions of the appropriate Licensor Software which encompass improvements of the Licensor Software.

                  (z) Documentation. Updates and modifications of user documentation of the appropriate Licensor Program.

Licensee's fight to receive modifications and improvements to the Licensor Software shall not enable Licensee to receive new and different software products developed by Licensor during the term of the Agreement For the purposes of this restriction and by way of example, a new release of IQ/Objects would not be considered a "new and different" software product however, an entirely new product marketed by Licensor under a new name and not generally made available to other OEM licensees of the Licensor Software would be considered a "new and different product."

                                  ARTICLE VI.
                                  MISCELLANEOUS

6.01 AGREEMENTS WITH SUBLICENSEES. (a) Licensee will secure, and will require the OEM Partners to secure, written license agreements from all sublicensees, which may take the form of shrink wrap licenses. The license agreements shall include provisions that (i) acknowledge the Licensors copyright and proprietary rights in and to the Licensor's Software and documents, which may take the form of acknowledgment of Licensee's and/or its licensors' proprietary rights; (ii) cause the Customer to acknowledge that the Licensor Software is proprietary to Licensee and its licensors, constitutes valuable trade secrets and is protected by United States Copyright Law and international treaties; (iii) prohibit the licensee from taking any action which impairs or infringes the intellectual property rights of Licensee and its licensors; (iv) prohibit the sublicensee or licensee from using, copying, modifying, transferring, downloading, merging, making any translation or derivative work, or otherwise dealing with the Licensor Software, except as expressly permitted in this Agreement; (v) require the licensee or sublicensee not to cause or permit the disassembly, reverse compilation or other decoding of the Licensor Software; and (vi) require the licensee or sublicensee not to remove or destroy any copyright notices, or other proprietary markings or confidential legends placed upon or contained within the Licensor Software.

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
         (b) Licensee shall take the same care to enforce intellectual property provisions in the sublicenses as they effect the Licensor Software as Licensee takes to enforce intellectual property provisions in the sublicenses as they effect the Licensee Software which shall not be less than reasonable care.

         (c) Licensee acknowledges that Licensor may in its own name bring an action against a defaulting sublicensee to enforce such provisions to protect its right, title and interest in the Licensor Software.

         (d) In the event that a sublicensee violates or may have violated any material terms of such license and Licensee becomes aware of such events or facts, Licensee shall immediately advise Licensor of such violation and shall cooperate with Licensor in any action taken by Licensor against the sublicensee for violations of Licensors rights in the Licensor Software and the sublicensee's undertaking regarding the security, confidentiality and ownership of the Licensor Software.

6.02 ASSISTANCE OF LICENSOR Licensor agrees to use its best efforts to answer technical questions regarding the Licensor Software necessary in order to assist Licensee in the marketing of the Licensor Software.

6.03 TITLE, PATENT, AND COPYRIGHT INDEMNIFICATION. (a) Licensor represents that it has sufficient right, title and interest in the Licensor Software to grant the licenses contained in this Agreement. Licensor agrees to defend at its expense any threatened or actual suit against Licensee based upon a claim that Licensor does not have sufficient right, title, and interest in the Licensor Software to grant the license contained in this Agreement, or that the Licensor Software infringe(s) any United States patent or United States copyright or other proprietary property, and to pay the amount of any settlement or the costs and damages finally awarded after appeal, if any, in such suit, provided that
(1) Licensor is notified promptly in writing of any notice of claim or of threatened or actual suit and is given complete authority for the defense of such claim, and (2) at Licensors request, Licensor is given assistance and information for the defense of the same for which Licensor shall reimburse Licensee for out of pocket expenses.

         (b) Following written notice of a claim or of a threatened or actual suit, Licensor may at its expense, without obligation to do so, procure for Licensee the right to continue to market, use and have others use the alleged infringing Licensor Software or, without obligation to do so, may replace or modify the Licensor Software to make it non-fringing. If Licensor elects to replace or modify the Licensor Software, such replacement shall meet substantially the same specifications of the Licensor Software as provided in the documents.

6.04 TERMINATION. (a) Licensor may terminate this agreement in the event of the default by Licensee of the performance of any material provision of this Agreement or in any amount payable hereunder provided such default is not remedied within thirty (30) days of receipt of written notice of default.

         (b) Licensee may terminate this Agreement in the event of the default by Licensor in the performance of any material provision of this Agreement provided such default is not remedied within thirty (30) days of receipt of written notice of default.

         (c) In the event of the termination or cancellation of this Agreement for any reason by either party, the obligations of Licensor and of Licensee which have accrued as of the date of termination shall survive such termination as well as the obligation of the Licensee regarding the confidentiality and security of the Licensor Software and Documents shall continue. All licenses to OEM Partners shall terminate at such time. Licensors obligations under Section
6.03 shall survive the termination.

         (d) Termination or cancellation of this Agreement or exercise of any other rights described in this Section .04 shall be in addition to and not in lieu of any legal or other equitable remedies available to the parties.

6.05 LICENSES AND SUPPORT AFTER TERMINATION. (a) Upon termination of this Agreement for any reason, the right of the Licensee to grant sublicenses shall immediately terminate; provided, however, that all sublicenses granted prior to the date of termination shall continue in full force and effect.

         (b) Upon termination of this Agreement for any reason, the right of the Licensee to support and maintenance services to be provided pursuant to Article V shall continue thereafter provided Licensee is not in default in the payment of any monies due under the terms of this Agreement for a period of more than thirty (30) days.

6.06 AUDIT OF RECORDS. For the purpose of verifying the fees and other charges due the Licensor under this Agreement, the Licensor or its designated agent shall have the right to audit and inspect the financial and operational records of Licensee for all activities pertaining to the Licensor Software and the sublicensing thereof. The cost of each such audit will be borne by Licensor, provided, however, that if

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
such an audit conducted at the expense of Licensor shows that Licensee failed to pay when due to Licensor an amount greater than then percent (10%) of all payments determined to have been due to Licensor during the twelve months proceeding the audit, Licensee shall reimburse Licensor for the reasonable, documented costs of such audit. The audit shall be conducted during regular business hours at Licensee's offices and in such a manner as not to interfere with Licensee's normal business activities.

6.07 INDEPENDENT CONTRACTOR. It is agreed that the relationship established by this Agreement is solely that of an independent contractor and does not designate Licensee as the agent, legal representative, partner or joint venturer of the Licensor for any purpose whatsoever. Licensee is not granted any right to create any obligation or responsibility or make representations, expressed or implied, on behalf of or in the name of the Licensor or regarding the Licensor Software or to bind the Licensor in any manner or thing whatsoever including, without limitation, to the Licensee's sublicensees, except as Licensor may specifically authorize in writing.

6.08 CONFIDENTIALITY/SECURITY (a) Upon termination of any license or sublicense granted hereunder or pursuant to the authority contained herein for any reason, the Licensor Software and Documents and all copies thereof, in whole or in part, in the possession of Licensee or its sublicensee, shall be promptly delivered to the Licensor or disposed of as otherwise directed by Licensor in writing.

         (b) Licensee acknowledges that the Licensor Software (including the KnowledgeBase), the Documents, the IQ KnowledgeBase Administrator Program and all copies thereof are the sole property of the Licensor, contain valuable trade secrets and other proprietary property of Licensor, including without limitation ideas and know-how. Licensee agrees to safeguard the confidential information and proprietary property contained within the Licensors Software using measures that are equal to the standard of performance used by Licensee to safeguard its own confidential information of comparable value, but in no event less than reasonable care. Licensee agrees to include the copyright notice and/or proprietary notice of the Licensor, where applicable, on all copies of the Licensor Software and the Documents distributed by Licensee in accordance with this Agreement or as may be authorized hereafter in writing by the Licensor.

         (c) Licensee agrees to take reasonable steps necessary to insure that the Licensor Software and all Documents and other information related to the Licensor Software are not disclosed, published, released, transferred or otherwise made available by Licensee or by any of its agents or employees to any person, firm or entity except to employees and agents of Licensee and of sublicensees for purposes specifically related to the use of the Licensor Software pursuant to the license and the grant of sublicenses as permitted hereunder.

6.09 TERM. This Agreement shall be effective as of the date first above written and shall continue in full force and effect for a period commencing on the effective date and expiring on December 31, 1999. Thereafter, the Agreement shall automatically renew for successive one year periods (running from January 1 through December 31) unless either party provides the other with written notice, at least ninety (90) days prior to December 31, 1999 or the relevant anniversary date, of its election not to renew.

6.10 WARRANTY (a) The Licensor Software (including the KnowledgeBase if properly modified and maintained by Licensee) is warranted (i) to conform to the design specifications as designated in Documents, (ii) to be compatible with the equipment referenced in Schedule B, and (iii) capable of performing in accordance with the specifications and descriptions set forth in the Documents. This warranty is applicable only to the use of an unaltered release of the Licensor Software under normal use and only for a period of ninety (90) days commencing on the date of delivery of the first copy (regardless of the release thereafter of subsequent versions) of the applicable Licensor Software to Licensee hereunder. The Licensor does not warrant that the functions contained in the Licensor Software will meet Licensee's or sublicensee's requirements or that the operation of the Licensor Software will be uninterrupted or free of all errors.

         (b) In the event the Licensor Software (including the KnowledgeBase if properly modified and maintained by Licensee) fails to perform as hereinabove warranted under normal use and the Licensee promptly advises the Licensor in writing of such failure within the ninety (90) day period of the above warranty, Licensee agrees that its sole and exclusive remedy is for Licensor to provide programming services to attempt to correct any error, malfunction or defect in the Licensor Software. Such services will consist of a review by a software programmer designated by Licensor who will make a reasonable effort in good faith to identify the cause of the alleged error, malfunction or defect and to make appropriate corrections thereof. The method of correcting errors, malfunctions and defects and implementing corrections will be at the sole discretion of Licensor. Licensee will promptly furnish to Licensor all printouts and other information reasonably requested to assist the Licensor in the rendering of such programming services.

         (c) No warranty is made with respect to the modifications to the KnowledgeBase which are to be made by Licensee.

         (d) EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED. BY LICENSOR REGARDING THE LICENSOR SOFTWARE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (e) Licensor will make available programming services after said warranty period pursuant to a maintenance agreement.

         (f) Licensor's warranties and representations hereunder are to Licensee only and Licensor assumes no liability or obligation for any representation or warranty made to sublicensees by Licensee.

6.11 TAXES. Licensee will pay or be responsible for payment of all sales and use taxes based solely on the charges paid or payable under this Agreement.

6.12 AMENDMENTS. This Agreement may not be amended, modified, or otherwise affected except by written document signed by both parties hereto.

6.13 NOTICES. Any notices provided for in this Agreement must be in writing and shall be delivered or sent (including by cable or telex) in wrong to the party at the address written below. The notice is effective upon delivery to the designated address.

6.14 ASSIGNMENT. This Agreement is binding on the successors and assigns of the parties; provided, that this Agreement may not be assigned by either party without the prior written consent of the other party (which consent shall not be withheld unreasonably), except as provided in this paragraph. The rights and obligations of a party (the "assigning party") may be assigned, without the consent of the other, to any corporation which is a wholly owned subsidiary or parent of the assigning party, which survives a merger in which assigning party participates or to any corporation or other person or business entity which acquires all or substantially all of the assets of the assigning party.

6.15 ENTIRE AGREEMENT. This Agreement including the Schedules hereto (as amended from time to time as herein provided), constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, oral and written.

6.16 WAIVERS. No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party waiving the right. Failure to properly demand compliance or performance shall not constitute a waiver of a party's rights hereunder.

6.17 GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of Georgia.

6.18 GENERAL MATTERS. (a) EXCEPT AS SET FORTH IN SECTION 6.03 LICENSEE AGREES THE LICENSOR'S LIABILITY UNDER THIS AGREEMENT FOR MONETARY DAMAGES WITH RESPECT TO ANY LICENSOR SOFTWARE PROGRAM WILL NOT EXCEED THE TOTAL OF THE LICENSE FEES PAID BY LICENSEE TO THE LICENSOR FOR SAID LICENSOR SOFTWARE DURING THE PRECEDING TWELVE MONTH PERIOD.

         (b) EXCEPT AS SET FORTH IN SECTION 6.03 IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ITS SUBLICENSEES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (c) No action, regardless of form, arising out of or alleging any breach of this Agreement or in any way related to the execution of this Agreement or performance hereunder may be commenced by either party more than two (2) years after the cause of action has arisen.

6.19 EXPORT LAWS AND REGULATIONS. Licensee shall not use, export or otherwise dispose of the Licensor Software or Documents (or any part thereto outside the United States or license others to use, export or otherwise dispose of the Licensor Software or Documents (or any part thereof]l to any person, firm, corporation or governmental agency which Licensee knows or has reason to believe will use, license, export or otherwise dispose of the Licensor Software or Documents outside the United States where the use, license, export or other disposition is prohibited or is regulated by any law or regulation of the United States of America without the prior approval required by such law or regulations.

6.20 SOFTWARE ESCROW AGREEMENT. Within thirty (30) days of the effective date of this Agreement Licensor will execute the necessary documentation to make Licensee a beneficiary under that Master Escrow Trust Agreement dated November 1, 1994.

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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LICENSOR:                                 LICENSEE:
IQ SOFTWARE CORPORATION                   SALESLOGIX CORPORATION


BY:  /s/ Charles R. Chilty                BY:  /s/ James E. Valenzuela
   --------------------------------          ----------------------------------


NAME:  Charles R. Chilty                  NAME:  James E. Valenzuela
     ------------------------------            --------------------------------
TITLE:  Pres/CEO                          TITLE:  V.P. Finance & Admin.
      -----------------------------             -------------------------------

ADDRESS: 3295 River Exchange Drive        ADDRESS: 8800 N. Gainey Center Dr.
         Suite 550                                 Suite 200
         Norcross, Georgia  30092                  Scottsdale, AZ  85258

DATE:  10/31/97                           DATE:  10/30/97
     ------------------------------            --------------------------------

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                                   SCHEDULE A

                                LICENSOR SOFTWARE
                                (PARAGRAPH 1.01)

Name

IQ/Objects
         Personal Edition
         Query Edition
         Reporting Edition
         Administrator Edition

IQ/SmartServer (includes IQ/LiveWeb)

IQ/Vision

IQ/VisionServer

Java submitter for IQ/Objects

                                   SCHEDULE B

                                LICENSEE SOFTWARE
                                (PARAGRAPH 1.02)

                                                                                COMPUTER HARDWARE/ OPERATING
    NAME                                          VERSION                                ENVIRONMENT
    ----                                          -------                                -----------
SalesLogix                                Version 2.0+ and higher               All IQ Supported Environments

                                   SCHEDULE C

                                  CONSIDERATION
                                (PARAGRAPH 3.01)

The following schedules apply to the Per Copy Royalty Option and Annual Royalty Option

At the beginning of each Option Period defined below, Licensee shall have the option of selecting either the Per Copy Royalty Option Schedule or the Annual Royalty Option Schedule for the Option Period. If the Per Copy Royalty Option
Schedule is chosen, the Licensee will remit payments according to Paragraph 3.04 for each copy of Licensor Software sublicensed during the Option Period. If the Annual Royalty Option Schedule is selected, the Licensee will pay the Option Price in full by the end of the first month of the Option Period. With the exception of IQ/Vision and IQ/VisionServer, the Annual Royalty Option covers all copies of Licensor Software sublicensed in conjunction with or subsequent to Licensee Software during the Option Period. For Year One, Licensee has selected the Annual Royalty Option.

                        PER COPY ROYALTY OPTION SCHEDULE

                PROGRAM NAME                                ROYALTY
                ------------                                -------
                IQ/Objects Query Edition                        $*
                IQ/Objects Report Edition                       $*
                IQ/Objects Administrator Edition                $*
                IQ/SmartServer - NT Version                     $*
                IQ/SmartServer - UNIX Version                   $*



                         ANNUAL ROYALTY OPTION SCHEDULE


                                  OPTION PERIOD                      OPTION PRICE                PAYMENT DUE
                                  -------------                      ------------                -----------
Year One                 (10/31/1997 through 12/31/1998)               $*                     See schedule below

Year Two                 (01/01/1999 through 12/31/1999)               $*                         01/31/1999

Year Three               (01/01/2000 through 12/31/2000)               $*                         01/31/2000

Year Four                (01/01/2001 through 12/31/2001)               $*                         01/31/2001

Year Five                (01/01/2002 through 12/31/2002)               $*                         01/31/2002


PAYMENT SCHEDULE FOR YEAR ONE

Amount due                  $*
Payment One                  *                   due 10/31/97
Payment Two                  *                   due 02/28/98
Payment Three                *                   due 06/30/98


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*Confidential information has been ommitted and filed separately with the
 Commission.

IQ/VISION AND IQ/VISIONSERVER

Royalty Fees for IQ/Vision and lQ/VisionServer are not included in the Annual Royalty Option. The Royalty fees for l/Vision and IQ/VisionServer are equal to twenty-five (25) percent of Licensee's net revenue.

DEVELOPMENT LICENSES

Licensor agrees to provide Licensee development copies of Licensor Software for at no charge to be used as described in paragraph 2.01.

ROYALTY FREE LICENSES

In the event that Licensee elects to provide Licensee Software at no charge for marketing purposes, then Licensee may provide royalty free licenses of the IQ/Objects Query Edition. Licensee may provide other versions of Licensor Software under evaluation pursuant to Paragraph 2.01.

TRAINING

Licensor will create an abbreviated training course designed to introduce Licensee Business Partners to the functionality of Licensor Software. The training course will be taught by Licensor personnel in three regional locations and will be provided at a reasonable cost to the Business Partners. The material for this training course will be provided to Licensee for use in Licensee training classes.

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
                          CURRENT CHARGES FOR DOCUMENTS
                                (PARAGRAPH 3.02)

IQ OBJECTS
       Query Edition                                            $10
       Reporting Edition                                         40
       Administrator Edition                                     50
IQ/SmartServer                                                   10
IQ/Vision                                                       100
IQ/VisionServer                                                  20

Charges for documents are subject to change upon sixty (60) day prior written notice and/or for new releases of Licensor Software.

Except for IQ/VisionServer documentation, Licensor will provide documentation to Licensee in magnetic form at no additional charge for use as set forth in Paragraph 2.02.

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
                                   SCHEDULE D

                       ANNUAL MAINTENANCE AND SUPPORT FEES
                                (PARAGRAPH 5.02)

The Annual Maintenance fee is payable monthly (on the first business day of the month) as follows.

PERIOD COVERED                                            COST PER MONTH
--------------                                            --------------
02/01/1998 through 12/31/1998                                    $2,917
01/01/1999 through 12/31/1999                                    $2,917
01/01/2000 through 12/31/2000                                    $3,667
01/01/2001 through 12/31/2001                                    $3,667
01/01/2002 through 12/31/2002                                    $3,667

Reinstatement of support and maintenance shall consist of the payment all fees since the cessation of maintenance payments.

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